Rochester Claim Dispute Property Map


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T28N-R34E
T27N-R34E

COEUR
COEUR D'ALENE MINES CORPORATION

Rochester Mine
Reserve & Resources

Map Legend

Land Status
- Private Lands

Coeur Rochester, Inc.
- Real Property Owned
- Leases, Letter Agreements or Licenses
- Patented Lode Claims
- N Series Unpatented Lode Claims
- NF Series Unpatented Lode Claims

Rye Patch Gold US
- OG Series Unpatented Lode Claims
- LH Series Unpatented Lode Claims

Major Features-Local Mine Area
- BLM Plan of Operations (PoO) permit boundary
- Buildings
- Heap Leach
- Open Pit Mines
- Process Ponds
- Stockpiles
- Process Pipelines
- Mine Fences
- Preliminary Injunction Boundary (12/20/2011)
- Y/E 2012 In Situ Resources
- Y/E 2012 Stockpile Reserves
- Y/E 2012 In Situ Reserves
- Witness Monuments
- Claim Corner Monuments
- Claim Location Monuments

N

0 2000 ft US

Universal Transverse Mercator - Zone 11 (N)
North American 1983 (mean for CONUS)
Lon: 118°10'27" W
Lat: 40°16'33" N
Author: Jonathan Ellison
Wednesday, February 20, 2013